Exhibit 10.26

Equity Incentive Agreement on Project of Crossover Golf Carts

by and between

Kandi Technologies Group, Inc.

And

Project Management Team of Kandi Electric Vehicles (Hainan) Co., Ltd.

This Equity Incentive Agreement (hereinafter referred to as this “Agreement”) is signed on March 13, 2023 in Jinhua City Zhejiang Province, People’s Republic of China, by and between:

Party A: Kandi Technologies Group, Inc.(KNDI) (hereinafter referred to as “Granting Party”)

Authorized Representative/CEO: Hu Xiaoming

Party B: Management Team of Project of Crossover Golf Carts of Kandi Electric Vehicles (Hainan) Co., Ltd.

Team Representative: Pan Guoqing (hereinafter referred to as “Receiving Party”)

The following granting party and receiving party are hereinafter collectively referred to as the “parties” and individually as a “party”.

Whereas:

(1)	The granting party i.e. Kandi Technologies Group, Inc.(hereinafter referred to as “KNDI”) with its common stock being traded on the NASDAQ Global Select Market and indirectly owns full or 100% ownership interest in Kandi Electric Vehicles (Hainan) Co., Ltd.

(2)	The receiving party, originally the management team of Golf Crossover Project of Hainan Kandi Holding New Energy Technology Co., Ltd. (“Hainan Kandi Holding”), now agrees to be employed as management team of Kandi Electric Vehicles (Hainan) Co., Ltd. and responsible for the operation of the golf crossover project of Kandi Electric Vehicles (Hainan) Co., Ltd., and can fully exercise the appropriate rights granted to it as the management team. At the same time, according to non-competition, Hainan Kandi Holding will stop production and operation of relevant businesses accordingly.

(3)	The total service period of the receiving party in Kandi Electric Vehicles (Hainan) Co., Ltd. is not less than eight years, and the receiving party promises to fulfill certain profit expectations of the golf crossover project, and the bet period is three years. During the eight-year service period, the receiving party undertakes to comply with the provisions of Kandi rules and regulations, including but not limited to corporate ethics, security of company assets, conflict of interest, non-competition, etc. The receiving party shall have the right to receive annual salary, but shall not receive other non-cash salary incentives except the bet agreement.

In order to fully mobilize enthusiasm of the management team and ensure that the net profit of the golf crossover project of Kandi Electric Vehicle (Hainan) Co., Ltd. (hereinafter referred to as the “Crossover Project”) in the next three years can meet the expectations of Kandi Technologies Group, Inc. Party A is willing to grant Party B appropriate stock awards and both parties have reached the following terms to the Equity Incentive Agreement:

I. Both parties shall make joint efforts to ensure that the Crossover Project realizes a net profit of no less than RMB150 million yuan from January 1, 2023 to December 31, 2025. The net profit in this Agreement shall be the net profit of daily production and operation income after deducting relevant operating costs and income taxes, excluding various incentives, allowances and rebates, etc., and shall be audited and confirmed by the third party auditor designated by the granting party.

II. Both parties agree to issue to the receiving party the shares with a value of RMB 100 million yuan (hereinafter referred to”stock-based consideration”as defined below), calculated on the basis of one-third of operating profit of RMB 150 million yuan earned by the receiving party for three years, i.e., twice of RMB 50 million yuan) based on the completed operating profit of the Crossover Project of RMB 150 million yuan for three years and deliver to the persons designated by the receiving party(collectively referred to as “receiving parties” and individually referred to as “receiving party”). The specific amount and quantity of the shares delivered to each receiving party are detailed in Annex I of this Agreement.

Total number of the shares that can be issued to the receiving party is N i.e. 5957811 shares (hereinafter referred to as “the total number of shares”)=RMB 100 million yuan ÷ exchange rate of 6.9646÷$2.41 (the average closing price of KNDI shares of 20 trading days before December 31, 2022).

The above 5957811 KNDI shares will be delivered to receiving party in turn when the following conditions are fulfilled, and cumulative assessments on realization of the incentives will be carried out at the end of the bet period for the third year, to ensure the consistency of the three-year cumulative bet profit and the cumulative bet income. That is to say, three-year accumulated bet income should be greater than or equal to the corresponding accumulated bet profit. If the Crossover Project realizes the bet profit ahead of schedule and obtains all bet stocks in advance, the bet profit in the remaining bet period must be guaranteed to be positive. Amount of corresponding number of stocks will be deducted if an impairment occurs; If the bet profit is not achieved in the current year, number of stock awards should be calculated and issued according to the fulfillment rate of the year, and the number of stock awards not realized in the year should be deducted accordingly. The deduction for the year cannot be accumulated to the next year and subsequent years.

Assume that the net profit for each year is A1, A2 and A3, and the number of shares awarded are N1, N2 and N3, respectively.

Year 2023:

1. The receiving party has the right to obtain1985937 KNDI shares, namely, one third of the total number of shares, provided that the Crossover Project achieves a net profit of RMB 50 million yuan during the period from January 1, 2023 to December 31, 2023, and after the above value is reviewed and confirmed by the auditor designated by granting party. If net profit of the project in 2023 is more than RMB 50 million yuan and net profit for 2023 is A1 ten thousand yuan, the receiving party has the right to obtain N1 KNDI shares(N1=A1÷15000*5957811). However, the maximum number of KNDI shares that the receiving party is entitled to obtain in 2023 shall not exceed 5,957,811 shares.

2. If the net profit of the Crossover Project during the period from January 1, 2023 to December 31, 2023 fails to reach RMB 50 million yuan, the shares that the receiving party is entitled to obtain in 2023 will be adjusted as follows according to the situation:

(1) If the difference between the net profit for 2023 and RMB 50 million yuan is less than or equivalent to 20% of RMB 50 million yuan, the granting party or KNDI has right to directly subtract 397187 KNDI shares from the total shares, and the receiving party is entitled to obtain 1588750 KNDI shares.

(2) If the difference between the net profit for 2023 and RMB 50 million yuan is more than 20% of RMB 50 million yuan and less than 40% of RMB 50 million yuan, the granting party or KNDI has the right to directly subtract 794375 KNDI shares from the total shares, and the receiving party has the right to obtain 1191562 KNDI shares;

(3) If the difference between the net profit for 2023 and RMB 50 million yuan is greater than or equal to 40% of RMB 50 million yuan, the granting party or KNDI has the right to directly subtract 1985937 KNDI shares from the total shares, and the receiving party will not have the right to obtain any shares in such year.

Year 2024:

1. The receiving party has the right to obtain N1 KNDI shares, provided that the net profit A1 for the Crossover Project exceeds RMB 50 million yuan during the period from January 1, 2023 to December 31, 2023; The receiving party is entitled to obtain half of the remaining of total shares, namely,(5957811-N1)÷2 KNDI shares, provided that the Crossover Project achieves a net profit of (15000-A1)÷2 during the period from January 1, 2024 to December 31, 2024 and after the above value is reviewed and confirmed by the auditor designated by the granting party. The receiving party has the right to obtain N2 KNDI shares(n2=A2/(15000-A1)*(5957811-N1)), provided that the Crossover Project achieves a net profit of A2 that more than(15000-A)÷2 ten thousand yuan in 2014. However, the maximum number of KNDI shares that the receiving party is entitled to obtain in 2024 shall not exceed 5957811-N1 shares.

2. If the net profit of the Crossover Project during the period from January 1, 2023 to December 31, 2023 exceeds RMB 50 million yuan and the number of shares received by the receiving party in 2023 is N1; If the net profit of A2 for the Crossover Project during the period from January 1, 2024 to December 31, 2024 fails to reach(15000-A1)÷2 ten thousand yuan, the shares that the receiving party is entitled to obtain in 2024 will be adjusted as follows according to the situation:

(1) If the difference between the net profit of 2024 and (15000-A1)÷2 ten thousand yuan is less than or equivalent to 20% of (15000-A1)÷2 ten thousand yuan, the granting party or KNDI has right to directly subtract(5957811-N1)÷2*20% KNDI shares from the total shares, and the receiving party is entitled to obtain(5957811-N1)÷2*80% KNDI shares;

(2) If the difference between the net profit of 2024 and(15000-A1)÷2 ten thousand yuan is more than 20% of(15000-A1)÷2 ten thousand yuan and less than 40% of (15000-A1)÷2 ten thousand yuan, the granting party or KNDI has the right to directly subtract(5957811-N1)÷2*40% KNDI shares from the total shares, and the receiving party has the right to obtain (5957811-N1)÷2*60% KNDI shares;

(3) If the difference between the net profit of 2024 and (15000-A1)÷2 ten thousand yuan is greater than or equal to 40% of(15000-A1)÷2 ten thousand yuan , the granting party or KNDI has the right to directly subtract(5957811-N1)÷2 KNDI shares from the total shares, and the receiving party will not have the right to obtain any shares in such year.

3. The receiving party has the right to obtain1985937 KNDI shares, namely, one-third of the total shares, provided that the Crossover Project achieves a net profit of RMB 50 million yuan during the period from January 1, 2023 to December 31, 2023 and achieves a net profit of RMB 50 million yuan during the period from January 1, 2024 to December 31, 2024 and after the above values are reviewed and confirmed by the auditor designated by granting party. The receiving party has the right to obtain N2 KNDI shares (N2=A2÷10000)*5957811*2/3, provided that the Crossover Project achieves a net profit of more than RMB 50 million yuan in 2024 and a net profit of A2 in 2024. However, the maximum number of KNDI shares that the receiving party is entitled to obtain in 2024 shall not exceed 5957811*2/3 shares.

4. If the net profit of the Crossover Project during the period from January 1, 2023 to December 31, 2023 fails to RMB 50 million yuan and the net profit of the Crossover Project during the period from January 1, 2024 to December 31, 2024 fails to RMB 50 million yuan, the shares that the receiving party is entitled to obtain in 2024 will be adjusted as follows according to the situation:

(1) If the difference between the net profit for 2024 is less than or equivalent to 20% of RMB 50 million yuan, the granting party or KNDI has right to directly subtract 397187 KNDI shares from the total shares, and the receiving party is entitled to obtain 1588750 KNDI shares;

(2) If the difference between the net profit for 2024 and RMB 50 million yuan is more than 20% of RMB 50 million yuan and less than 40% of RMB 50 million yuan, the granting party or KNDI has the right to directly subtract 794375 KNDI shares from the total shares, and the receiving party has the right to obtain 1191562 KNDI shares;

(3) If the difference between the net profit for 2024 and RMB 50 million yuan is greater than or equal to 40% of RMB 50 million yuan, the granting party or KNDI has the right to directly subtract 1985937 KNDI shares from the total shares, and the receiving party will not have the right to obtain any shares in such year.

Year 2025

The bet assessment shall be made referring to the calculation method used for 2024. However, the maximum number of KNDI shares that the receiving party is entitled to obtain in 2025 shall not exceed 1985937 shares.

A cumulative assessment and liquidation of the shares issued shall be performed, to ensure the consistency of the three-year cumulative bet profit and the cumulative bet income.

III. Representation and Warranty of the Receiving Party

The receiving party, as the receivers of KNDI shares, hereby represent, warrant and undertake as follows:

(1) Rights. The receiving party has all the rights to sign and perform the transactions and terms under this Agreement. This Agreement have been properly signed and delivered to the granting party and the terms of this Agreement have legal binding on the receivers, except for the following circumstances: 1) subject to bankruptcy, liquidation, reorganization, freezing and other laws that generally affect the enforcement of creditor’s rights; 2) limited by the law of equity on relief and remedies.

(2) Experience. The receiving party has certain experience and knowledge in the economic and commercial fields, and can evaluate value and risk of investments. The receiving party promises that it will bear economic risks for his/her investments. The receiving party believes that they have obtained all the information they consider necessary to decide whether or not to accept the equity incentive transaction.

(3) Guarantee. In order to improve efficiency of the company’s business decision-making, the receiving party guarantee that the votes of voting rights shares shall be voluntarily consistent with those of the company’s decision-making shareholders.

(4) Qualified Investors. The receiving party is a “qualified investor” as defined in rule 501 (a) of the U.S. Securities Act.

IV. Tax and Expense

(1) Except as otherwise provided herein, each party shall bear its own costs, charges and expenses incurred in connection with the negotiation, execution or completion of this Agreement and all matters contemplated or related thereto.

(2) Each party shall bear its own statutory taxes and fees incurred in connection with the execution and performance of this Agreement in accordance with relevant laws and shall not have any obligation to pay or withhold for each other.

V. This Agreement shall not be supplemented or modified in any form without the consensus of both parties.

VI. Both parties are obliged to keep this Agreement confidential. Neither party has the right to disclose or confirm any content of this Agreement to a third party without prior written consent of both parties. However, if the granting party or KNDI is required to disclose this Agreement in accordance with the regulations of the U.S. Securities and Exchange Commission, such disclosure shall not be subject to restrictions under this provision.

VII. The conclusion, effectiveness, interpretation, performance and disputes settlement of this Agreement shall be governed by Chinese law. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

VIII. Any dispute arising out of or in connection with this Agreement shall be settled through friendly negotiation. If no agreement can be reached through negotiation, the dispute shall be decided by the people’s court of the place where this Agreement is signed.

IX. This Agreement is written in Chinese, and the Chinese original is made in quadruplicate. The receiving party and the granting party hold two originals each.

X. This Agreement shall be effective after being approved by the board of directors of Kandi Technologies Group, Inc.

(no text below)

IN WITNESS HEREOF, the granting party and the receiving party have executed this Agreement as of the date first above written.

Party A: Kandi Technologies Group, Inc.(KNDI) (the “Granting Party”)

Signature of authorized representative: _________________________

Party B: Project Management Team of the Project of Crossover Golf Carts of Kandi Electric Vehicles (Hainan) Co., Ltd.

Team representative: Pan Guoqing (the “Receiving Party”)

Signatures of authorized representative: __________________________

Annex I

Specific amount of shares issued to each recipient:

Name of receiving party	Total stock value	Total number of shares

According to the provisions of this Agreement, each recipient and its designated stock recipient(s) shall have the right to acquire corresponding stocks and dispose of such stocks according to the total value and quantity of stocks listed in the above chart.

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